UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

REED’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32501	35-2177773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Merritt 7 PH Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 997-3337

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	REED	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On March 23, 2026, Cyril A. Wallace, Jr. notified the Board of Directors (the “Board”) of Reed’s, Inc., a Delaware corporation (the “Company”), of his intent to resign from his role as Chief Executive Officer, principal executive officer and as a member of the Board, effective March 24, 2026 (the “Effective Date”). Mr. Wallace will remain an employee of the Company through March 31, 2026. Mr. Wallace’s departure from the Company is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Interim Chief Executive Officer and Director

On March 24, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board appointed Neal M. Cohane, Chief Operating Officer of the Company, as the interim Chief Executive Officer and principal executive officer, effective as of the Effective Date. Also on March 24, 2026, upon the recommendation of the Nominating Committee, the Board appointed Mr. Cohane to fill the vacancy on the Board created by the departure of Mr. Wallace, to serve until the Company’s 2026 annual meeting of stockholders or until his successor is duly appointed and qualified, or until his earlier death, resignation or removal.

Mr. Cohane, age 65, has served as Chief Operating Officer of the Company since January 2026. Mr. Cohane most recently served as Chief Sales Officer at Eastroc Beverage from March 2025 to December 2025. Previously, he served as the founder of Rootstock Brands, Inc. from January 2023 to February 2025. Before founding Rootstock, Mr. Cohane served as the Chief Sales Officer for the Company from August 2007 to December 2022. Previous to his prior employment with the Company, Mr. Cohane served in a number of roles at PepsiCo, SoBe and Coca-Cola. Mr. Cohane earned a B.S. in Business Administration from Merrimack College.

There are no arrangements or understandings between Mr. Cohane and any other person pursuant to which he was selected as an officer or director of the Company, and there is no family relationship between Mr. Cohane and any of the Company’s other executive officers or directors. There are no related party transactions between Mr. Cohane and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Cohane has entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reed’s, Inc.

Date: March 27, 2026	By:	/s/ Douglas W. McCurdy
Douglas W. McCurdy
Chief Financial Officer